Registration No. 333-
________________________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                                ___________
                                 Form S-8
                          REGISTRATION STATEMENT
                                  under
                        THE SECURITIES ACT OF 1933
                                ___________
                         Walter Industries, Inc.
          (Exact Name of Registrant as Specified in its Charter)

                 Delaware                                    13-3429953
      (State or Other Jurisdiction of                     (I.R.S. Employer
      Incorporation or Organization)                   Identification Number)

                      1500 North Dale Mabry Highway
                             Tampa, FL 33607
(Address, Including Zip Code, of Registrant's Principal Executive Office)

           Walter Industries, Inc. Employee Stock Purchase Plan
   Walter Industries, Inc. Amended 1995 Long-Term Incentive Stock Plan
                        (Full title of the Plans)

                             Dean M. Fjelstul
            Senior Vice President and Chief Financial Officer
                         Walter Industries, Inc.
                      1500 North Dale Mabry Highway
                             Tampa, FL  33607
                              (813) 871-4811

  (Name, Address and Telephone Number, Including Area Code, of Agent For
                                 Service)
                                ___________
                                 Copy to:
                          Peter J. Gordon, Esq.
                        Simpson Thacher & Bartlett
                           425 Lexington Avenue
                      New York, New York 10017-3909
                                ___________

                     CALCULATION OF REGISTRATION FEE

                               Proposed
                               Maximum       Proposed
   Title of      Amount to     Offering       Maximum        Amount of
 Securities to       be         Price        Aggregate      Registration
 be Registered   Registered   Per Share   Offering Price        Fee
 -------------   ----------   ---------   --------------    ------------

Common Stock,
par value
$.01 per
share          3,500,000(1)   $11.47 (2)   $40,145,000 (2)   $11,160.31 (2)

(1) Represents 3,000,000 shares of Common Stock issuable under the Walter Industries, Inc. Amended 1995 Long-Term Incentive Stock Plan and 500,000 shares of Common Stock issuable under the Walter Industries, Inc. Employee Stock Purchase Plan.
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(2)  Estimated solely for calculating the registration fee and calculated pursuant to Rule 457(c), based on the average of the high and low sale prices of the Common Stock on April 21, 1999 as reported on the New York Stock Exchange Composite Tape.
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                                 PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by Walter Industries, Inc. (the "Company") are hereby incorporated in this Registration Statement by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended May 31, 1998 (File No. 000-20537).

          (b) Quarterly Reports on Form 10-Q for the quarters ended August 31, 1998, as amended by the Company's Amendment #1 on Form 10-Q/A, November 30, 1998 and February 28, 1999.

          (c)  Current Report on Form 8-K dated March 1, 1999.

          (d) The description of the Company's Common Stock contained in the Prospectus, filed as part of Post-Effective
               Amendment No. 8 on Form S-3 to the Company's Registration Statement on Form S-1, file no. 33-59013, filed on January 29, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.    Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including
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attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonably cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer, director, employee or agent actually and reasonably incurred.

     Article IV of the By-laws of the Company provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the DGCL.

     Section 102(b)(7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

     Article 6 of the Restated Certificate of Incorporation of the Company provides for the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL.

     The Company has entered into a Directors and Officers Indemnification Agreement which provides that directors and officers shall be indemnified to the fullest extent permitted by applicable law and obligates the Company to indemnify the directors and officers of the Company (a) if any director or officer is or may become a party to any proceeding against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal action or proceeding, in addition, only if such director or officer had no reasonable cause to believe that his or her conduct was unlawful, (b) if a director or officer is or may become a party to any proceeding by or in the name of the Company to procure a judgment in its favor against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not

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opposed to the best interests of the Company, except no indemnification for expenses need be made in respect of any claim in which such director or officer shall have been adjudged liable to the Company unless a court in which the proceeding is brought determines otherwise and (c) if a director or officer has been successful on the merits or otherwise in defense of any proceeding or claim.

     The Registration Rights Agreement dated as of March 17, 1995 and the Registration Rights Agreement dated as of September 12, 1995 between the Company and the shareholders named therein (the "Holders") each requires the Company, on the one hand, and the Holders referred to therein, on the other hand, under certain circumstances, to indemnify each other and, in the case of the Company's indemnification obligations, each other person who participates as an underwriter in an offering of Common Stock thereunder, and each other person who controls such parties and/or underwriters and their respective directors, officers, partners, agents and affiliates against certain liabilities, including liabilities under the Securities Act of 1933, incurred in connection with each registration of securities pursuant to such registration rights agreement.

Item 7.    Exemption from Registration Claimed.

     Not applicable

Item 8.    Exhibits.

     3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(1) of the Company's Quarterly Report on Form 10-Q filed on
               January 14, 1999 (File No. 001-13711)

     3.2       Amended and Restated By-laws of the Company, dated
               October 8, 1998

     5         Opinion of Simpson Thacher & Bartlett

     23.1      Consent of PricewaterhouseCoopers LLP

     23.2 Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5 hereto)

     24        Power of Attorney

Item 9.    Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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                    (b)   To reflect in the prospectus any facts or
                          events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs
     (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding)

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is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

















































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                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Walter Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 23rd day of April, 1999.


                                        WALTER INDUSTRIES, INC.

                                              /s/Frank A. Hult
                                        By-------------------------------------
                                          Name:  Frank A. Hult
                                          Title: Vice President, Controller and
                                                 Chief Accounting Officer
                                                 (Principal Accounting Officer)




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 23rd day of April, 1999.


                Signature                               Title
            *James W. Walter
       ----------------------------       Chairman Emeritus and Director
             James W. Walter

           *Kenneth E. Hyatt
       ----------------------------       Chairman of the Board, President,
            Kenneth E. Hyatt              Chief Executive Officer and
                                          Director (Principal Executive
                                          Officer)

            *Richard E. Almy
       ----------------------------       Executive Vice President, Chief
             Richard E. Almy              Operating Officer and Director

           *Dean M. Fjelstul
       ----------------------------       Senior Vice President and Chief
            Dean M. Fjelstul              Financial Officer (Principal
                                          Financial Officer)

           /s/Frank A. Hult
       ----------------------------       Vice President and Controller and
              Frank A. Hult               Chief Accounting Officer
                                          (Principal Accounting Officer)

           *Donald N. Boyce
       ----------------------------       Director
            Donald N. Boyce

         *Howard L. Clark, Jr.
       ----------------------------       Director
          Howard L. Clark, Jr.

             *Perry Golkin
       ----------------------------       Director
              Perry Golkin

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           *James L. Johnson
       ----------------------------       Director
            James L. Johnson

            *Charles E. Long
       ----------------------------       Director
             Charles E. Long

           *Michael T. Tokarz
       ----------------------------       Director
            Michael T. Tokarz

               /s/Frank A. Hult
 By       ----------------------------
                  Frank A. Hult
                 Attorney-in-fact












































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                              EXHIBIT INDEX

                                                                    Sequential
  Exhibit Number                Description of Exhibit              Page Number

     3.1             Amended and Restated Certificate of
                     Incorporation of the Company (incorporated by reference to Exhibit 3(1) of the Company's Quarterly Report on Form 10-Q filed on January 14, 1999 (File No. 001-13711)

     3.2             Amended and Restated By-laws of the Company, dated
                     October 8, 1998

     5               Opinion of Simpson Thacher & Bartlett

     23.1            Consent of PricewaterhouseCoopers LLP

     23.2            Consent of Simpson Thacher & Bartlett
                     (included in the opinion filed as Exhibit
                     5)

     24              Power of Attorney
































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